Filed pursuant to Rule 424(b)(7)
Registration No.: 333-256861
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit(1)	Maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $1.00 par value per share	2,500,000	$41.68	$104,200,000	$11,368.22
______________
(1)Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price and registration fee are based on the average of the high and low prices for the Registrant's common stock on June 4, 2021, as reported on the New York Stock Exchange.
(2)This filing fee is calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act and relates to the Registration Statement on Form S-3 (File No. 333-256861) filed by the Registrant on June 7, 2021.

Prospectus Supplement
(To Prospectus dated June 7, 2021)
2,500,000 Shares
Common Stock
___________
This prospectus supplement relates to the offer for sale of 2,500,000 shares of common stock, par value $1.00, of FB Financial Corporation by the selling shareholder named in this prospectus supplement. For a more detailed description of the selling shareholder, see “Selling Shareholder” on page S-10 of this prospectus supplement.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “FBK.” The last reported sale price of our common stock on June 4, 2021 was $41.75 per share.
The underwriter has agreed to purchase the shares of our common stock from the selling shareholder at a price of $40.84 per share, which will result in $102.1 million of proceeds to the selling shareholder. The underwriter may offer the shares of our common stock from time to time to purchasers directly or through agents, or through brokerage transactions on the NYSE, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to the underwriter’s right to reject any order in whole or in part. See “Underwriting” beginning on page S-15 of this prospectus supplement for more information regarding the underwriter's compensation.
We are not selling any of the shares described in this prospectus supplement, and, accordingly, will not receive any proceeds from the sale of any of the shares by the selling shareholder. The selling shareholder will receive all of the proceeds from the sale of the shares.
We currently are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). After the completion of this offering, however, we expect that we will transition from being an “emerging growth company,” See “About This Prospectus Supplement” beginning on page S-i of this prospectus supplement for additional information.
Investing in shares of our common stock involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement, in our most recent Annual Report on Form 10-K and in the other information that we file from time to time with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference in this prospectus supplement and the accompanying prospectus.
These securities are not savings accounts or deposits or obligations of any bank and are not insured by the FDIC or any other government agency.
None of the SEC, the Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System or any other federal regulatory agency, and no state securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares to purchasers on or about June 10, 2021.
The date of this prospectus supplement is June 8, 2021.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is presented in two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and the selling shareholder. The second part, the accompanying prospectus, contains a description of our common stock and provides more general information, some of which does not apply to this offering, regarding securities that we and certain selling shareholders may offer from time to time. To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents that we previously filed with the SEC, the information in this prospectus supplement will supersede such information.
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. This information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This information is available without charge upon written or oral request. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and incorporated by reference herein and therein before making your investment decision.
You should rely only upon the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we or the selling shareholder has referred you. None of the Company, the selling shareholder or the underwriter has authorized anyone to provide you with different or additional information. None of the Company, the selling shareholder or the underwriter takes any responsibility for, and can provide no assurance as to the reliability of, any different or additional information that others may give you.
The selling shareholder and the underwriter are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement and the accompanying prospectus, regardless of the time of the delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our assets, business, cash flows, financial condition, liquidity, prospects and results of operations may have changed since that date.
In this prospectus supplement, “we,” “our,” “us,” “FB Financial” or “the Company” refers to FB Financial Corporation, a Tennessee corporation, and our consolidated banking subsidiary, FirstBank, a Tennessee state chartered bank, unless the context indicates that we refer only to the parent company, FB Financial Corporation. In this prospectus supplement, “Bank” or “FirstBank” refers to FirstBank, our consolidated banking subsidiary. In this prospectus supplement, references to the “selling shareholder” refer to the selling shareholder named in the table under the heading “Selling Shareholder” in this prospectus supplement.
We are currently an “emerging growth company” as that term is defined in the JOBS Act. After the completion of this offering, however, we expect that more than $700.0 million in market value of shares of our common stock could be held by non-affiliates of the Company and that, as a result, we will lose “emerging growth company” status to the extent that the market value of our common stock held by non-affiliates remains greater than $700.0 million as of June 30, 2021, which is the last day of our second fiscal quarter. However, even if the market value of our common stock held by non-affiliates is not greater than $700.0 million as of June 30, 2021, we will lose emerging growth company status at the end of our 2021 fiscal year. Accordingly, subject to applicable transition periods, we expect that we will not be able to avail ourselves of the scaled disclosure requirements applicable to “emerging growth companies” following the end of our current fiscal year.
S-i

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. This summary does not contain all of the information that you should consider before investing in shares of our common stock. You should read this entire prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein carefully, including the information set forth in “Risk Factors,” and the documents identified in the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement before making an investment decision.
Company Overview
We are a financial holding company headquartered in Nashville, Tennessee. We operate primarily through our wholly owned bank subsidiary, FirstBank, the third largest bank headquartered in Tennessee, based on total assets. FirstBank provides a comprehensive suite of commercial and consumer banking services to clients in select markets in Tennessee, North Alabama, Southern Kentucky, and North Georgia. As of March 31, 2021, our footprint included 81 full-service branches serving the following Tennessee Metropolitan Statistical Areas: Nashville, Chattanooga (including North Georgia), Knoxville, Memphis, and Jackson in addition to Bowling Green, Kentucky and Florence and Huntsville, Alabama. We also provide banking services to 16 community markets throughout Tennessee and North Georgia. FirstBank also provides mortgage banking services utilizing its bank branch network and mortgage banking offices strategically located throughout the southeastern United States in addition to a national internet delivery channel.
We operate through two segments, Banking and Mortgage. We generate most of our revenue in our Banking segment from interest on loans and investments, loan-related fees, trust and investment services and deposit-related fees. Our primary source of funding for our loans is customer deposits, and, to a lesser extent, unsecured credit lines, Federal Home Loan Bank advances, brokered and internet deposits, and other borrowings. We generate most of our revenue in our Mortgage segment from origination fees and gains on sales in the secondary market of mortgage loans that we originate through our retail and online ConsumerDirect channels, as well as from mortgage servicing revenues.
As of March 31, 2021, we had total assets of $11.9 billion, total loans held for investment of $7.0 billion, total deposits of $10.3 billion, and shareholder’s equity of $1.3 billion.
Acquisition of FNB Financial Corp.
On February 14, 2020, we completed our acquisition of FNB Financial Corp., a Kentucky corporation, and its wholly owned banking subsidiary, Farmers National Bank of Scottsville (collectively, “Farmers National”). As of the closing date, Farmers National had total assets of $258.2 million, total loans of $182.2 million and total deposits of $209.5 million.
Acquisition of Franklin Financial Network, Inc.
On August 15, 2020, we completed our acquisition of Franklin Financial Network, Inc., a Tennessee corporation, and its wholly owned subsidiaries (collectively, “Franklin Financial”). As of the closing date, Franklin Financial had total assets of $3.63 billion, total loans of $2.79 billion and total deposits of $3.12 billion.
Company Information
Our principal executive office is located at 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, and our telephone number is (615) 564-1212. Through FirstBank, we maintain an Internet website at www.firstbankonline.com. The information contained on or accessible from our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated in this prospectus supplement, the accompanying prospectus or any other document that we file with the SEC by reference.

The Offering

Issuer	FB Financial Corporation

Common stock offered by the selling shareholder	2,500,000 shares

Common stock outstanding after this offering	47,360,950 shares(1)

Use of Proceeds	We will not receive any proceeds from the sale of any of the shares by the selling shareholder. The selling shareholder will receive all of the proceeds from the sale of the shares. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Dividend Policy	On April 30, 2021, we announced the payment of a quarterly cash dividend of $0.11 per share of our common stock, and, on May 24, 2021, we paid a cash dividend to shareholders of record as of May 10, 2021. See “Dividend Policy” on page S-9 of this prospectus supplement.

Risk Factors	Investing in shares of our common stock involves risks. Before making a decision to invest in shares of our common stock, you should carefully consider the risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement, in our most recent Annual Report on Form 10-K and in the other information that we file from time to time with the SEC that is incorporated by reference in this prospectus supplement and the accompanying prospectus.

NYSE Symbol	“FBK”
(1)The number of shares of our common stock that are issued and outstanding will not change as a result of this offering. The number of shares of our common stock to be outstanding after this offering is based upon 47,360,950 shares of our common stock outstanding as of June 4, 2021 and excludes:
a.1,177,208 shares of our common stock underlying our issued and outstanding awards of equity based incentive units, restricted stock units and deferred stock units;
b.1,048,653 shares of our common stock reserved for future issuance under our FB Financial Corporation 2016 Incentive Plan;
c.2.357,440 shares of our common stock reserved for future issuance under our employee stock purchase plan; and
d.8,806 shares of our common stock reserved for future issuance under our FB Financial Corporation Legacy Franklin Incentive Plan Reserve.
For additional information regarding our common stock, see “Description of Capital Stock” in the accompanying prospectus.

RISK FACTORS
Investing in shares of our common stock involves risks. Before making a decision to invest in shares of our common stock, you should carefully consider the risks that are described in this section, in our most recent Annual Report on Form 10-K and in the other information that we file from time to time with the SEC that is incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” on page S-6 of this prospectus supplement and in the accompanying prospectus. The risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only ones we face. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect us. You should consult your own financial and legal advisors as to the risks entailed by an investment in shares of our common stock and the suitability of investing in our shares in light of your particular circumstances. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, and/or results of operations could be materially and adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment.
Future sales of additional shares of our common stock or securities convertible into shares of our common stock may dilute our shareholders’ ownership in us and may adversely affect us or the trading price of our common stock.
We are generally not restricted from issuing additional shares of our common stock up to the authorized number of shares set forth in our charter. We may issue additional shares of our common stock or securities convertible into our common stock in the future pursuant to current or future employee stock incentive plans, employee stock grants or in connection with future acquisitions or financings. We cannot predict the size of any such future issuances or the effect, if any, that any such future issuances will have on the trading price of our common stock. Any such future issuances of shares of our common stock or securities convertible into common stock may have a dilutive effect on the holders of our common stock and could have a material negative effect on the trading price of our common stock.
Future sales of shares of our common stock could lower the trading price of our common stock, and any additional capital raised by us through the sale of additional equity or convertible debt securities may dilute our shareholders’ ownership in us and may adversely affect us or the trading price of our common stock.
The registration statement of which this prospectus forms a part (the “Shelf Registration Statement”) registers the sale of an unlimited amount of additional securities by the Company and the resale of all the shares of common stock held by the selling shareholder. The selling shareholder continues to have registration rights pursuant to the registration rights agreement we entered into in connection with our initial public offering that allow him to require us to file registration statements covering all of the shares of common stock owned by him not already registered pursuant to a prior registration statement or to include those shares of common stock in registration statements that we may file for ourselves or for another holder of shares of our common stock in the future. Following their registration and sale under the applicable registration statement, including the sale of shares by the selling shareholder pursuant to this offering, those shares will become freely tradable. By exercising his registration rights and selling a large number of shares of common stock, the selling shareholder could cause the price of our shares of common stock to decline. In addition, the perception in the public markets that sales by the selling shareholder might occur could also adversely affect the market price of our shares of common stock. See “Selling Shareholder” on page S-10 for additional information regarding the selling shareholder’s registration rights.
Accordingly, we may issue additional shares of common stock or other securities in primary offerings and the selling shareholder may resell shares of our common stock in subsequent secondary offerings. We cannot predict the size of additional issuances or future resales of shares of our common stock or convertible securities, the offering price in any such issuance or resale or the effect, if any, that additional issuances or future resales will have on the trading price of our common stock. Additional issuances and resales of substantial amounts of our common stock or convertible securities, or the perception that such additional issuances or resales could occur, may adversely affect prevailing trading prices for our common stock.

The trading price of our common stock could be volatile.
The trading price of our common stock may be volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business and operations. If the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management, which could materially adversely affect our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects and results of operations.
The shares of common stock sold in this offering are not FDIC-insured.
The shares of common stock sold in this offering are not savings or deposit accounts or other obligations of any bank, insured by the FDIC, any other governmental agency or instrumentality, or any private insurer, and are subject to investment risk, including the possible loss of all or part of your investment in the shares.
Applicable laws and regulations restrict both the ability of the Bank to pay dividends to us and our ability to pay dividends to our shareholders.
On April 30, 2021, we announced the payment of a quarterly cash dividend of $0.11 per share of our common stock, and, on May 24, 2021, we paid a cash dividend to shareholders of record as of May 10, 2021.
We and the Bank, however, are subject to various regulatory restrictions relating to the payment of dividends. See “Dividend Policy—Restrictions on Dividends.” In addition, the Federal Reserve has the authority to prohibit bank holding companies from engaging in unsafe or unsound practices in conducting their business. These federal and state laws, regulations and policies generally consider previous results and net income, capital needs, asset quality, existence of enforcement or remediation proceedings, and overall financial condition in determining whether a dividend payment is appropriate. For the foreseeable future, the majority, if not all, of our revenue will be from any dividends paid to us by the Bank. Accordingly, our ability to pay dividends also depends on the ability of the Bank to pay dividends to us. Further, the present and future dividend policy of the Bank is subject to the discretion of its board of directors. We cannot guarantee that we or the Bank will be permitted by financial condition or applicable regulatory restrictions to pay dividends, that the board of directors of the Bank will elect to pay dividends to us, or the timing or amount of any dividend actually paid. If we do not pay dividends, delay the payment of dividends or reduce the amount of our dividend, market perception of us and our common stock may be adversely affected, which could in turn create downward pressure on the trading price of our common price.
After this offering, the selling shareholder will continue to retain significant voting power.
Upon the closing of this offering, the selling shareholder, who is our Vice Chairman, will own approximately 23.5% of our common stock. Further, pursuant to the shareholder’s agreement that was entered into with the selling shareholder in connection with our initial public offering and based on the number of shares of our common stock he currently owns, the selling shareholder has the right to designate up to 20% of our directors and at least one member of the nominating and corporate governance and compensation committees of our board of directors. If the selling shareholder sells all of the shares being sold pursuant to this offering, he will still retain the right under the shareholder’s agreement to designate up to 20% of our directors and at least one member of the nominating and compensation committees of our board of directors for so long as permitted under applicable law.
As a result of these rights, the selling shareholder or his nominees to our board of directors will have the ability to influence the appointment of our management, the entering into of mergers, material acquisitions and dispositions and other extraordinary transactions and to influence amendments to our charter, bylaws and other corporate governance documents. So long as the selling shareholder continues to own a meaningful portion of our common stock, he will have the ability to influence the vote in any election of directors and will have the ability to affect the vote with respect to any transaction that requires shareholder approval regardless of whether others believe the transaction is in our best interests. In any of these matters, the interests of the selling shareholder may differ from or conflict with the interests of our other shareholders. This concentration of ownership also may delay, defer or even prevent a change in control of the Company and may make some transactions more difficult or impossible without the support of the selling shareholder and other members of our management team, even if these transactions are beneficial to other shareholders. The interests of the selling shareholder and other shareholders that are members of our management team may conflict with your interests. Moreover, this concentration of stock ownership may also adversely affect the trading price of our common stock to the extent investors perceive disadvantages in owning stock of a company with a significant shareholder who owns a meaningful amount of our common stock.
We expect to lose our status as an “emerging growth company” as a result of this offering.
We expect that, following this offering, the market value of our common stock held by non-affiliates could be greater than $700.0 million. To the extent the market value of our common stock held by non-affiliates remains greater than $700.0 million as of June 30, 2021, the last day of our second fiscal quarter, we will lose emerging growth company status. However, even if the market value of our common stock held by non-affiliates is not greater than $700.0 million as of June 30, 2021, we will lose emerging growth company status at the end of our 2021 fiscal year. As a result, we will no longer be able to take advantage of specified reduced disclosure and other requirements available to emerging growth companies following the end of our current fiscal year.
The expenses that we have agreed to pay on behalf of the selling shareholder in connection with this offering and certain future offerings could be material.
We are not selling any of the shares described in this prospectus supplement, and, accordingly, will not receive any proceeds from the sale of any of the shares by the selling shareholder. The selling shareholder will receive all of the proceeds from the sale of the shares. Moreover, pursuant to the terms of the registration rights agreement we entered into in connection with our initial public offering, we will bear all of the costs of the selling shareholder associated with the sale of shares in this offering. See “Selling Shareholder” on page S-10. Further, after the completion of this offering, the selling shareholder will continue to have the right, subject to certain limitations as to a minimum dollar amount, to demand one or more subsequent sales of his securities in a public offering, the costs of which must be borne by the Company. The costs of this offering, or any subsequent offering by the selling shareholder could be material.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the timing, benefits, costs, and synergies of the mergers with Franklin Financial (the “Franklin merger”) and Farmers National (together with the Franklin merger, the “mergers”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expression.
These forward-looking statements are not historical facts, and are based upon current expectations, estimates and/or projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. The inclusion of these forward-looking statements should not be regarded as a representation by us or any other person that such expectations, estimates and/or projections will be achieved. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and that are beyond our control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date of this prospectus supplement, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
a.current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which we operate and/or the U.S. economy generally;
b.the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, as well as the efficacy, distribution, and public adoption of vaccines;
c.changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations;
d.our ability to effectively manage problem credits;
e.the risk that the cost savings and any revenue synergies from the mergers or another acquisition may not be realized or may take longer than anticipated to be realized;
f.the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the mergers;
g.FB Financial’s ability to successfully execute its various business strategies;
h.the impact of the recent change in the U.S. presidential administration and Congress and any resulting impact on economic policy, capital markets, federal regulation, and the response to the COVD-19 pandemic;
i.the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR;
j.the effectiveness of our cyber security controls and procedures to prevent and mitigate attempted intrusions;

k.the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security;
l.general competitive, economic, political, and market conditions; and
m.other factors and risks described under the “Risk Factors” section of this prospectus supplement and in Part II, Item 1A of our most recently filed Annual Report on Form 10-K under the caption “Risk Factors.”
The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk factors” and “Management’s discussion and analysis of financial condition and results of operations” included in our most recently filed Annual Report on Form 10-K and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date the statement is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us.

USE OF PROCEEDS
We are not selling any of the shares described in this prospectus supplement, and, accordingly, will not receive any proceeds from the sale of any of the shares by the selling shareholder. The selling shareholder will receive all of the proceeds from the sale of the shares.

DIVIDEND POLICY
On April 30, 2021, we announced the payment of a quarterly cash dividend of $0.11 per share of our common stock, and, on May 24, 2021, we paid a cash dividend to shareholders of record as of May 10, 2021.
Any future determinations relating to our dividend policy will be made by our board of directors and will depend upon a number of factors, including general and economic conditions, industry standards, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, banking regulations, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders or by the Bank to us, and such other factors as our board of directors may deem relevant.
Restrictions on dividends
As a bank holding company, any dividends paid by us are subject to various federal and state regulatory limitations and also may be subject to the ability of the Bank to make distributions or pay dividends to us. The Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us. Our ability to pay dividends is limited by minimum capital and other requirements prescribed by law and regulation. Furthermore, we are generally prohibited under Tennessee corporate law from making a distribution to a shareholder to the extent that, at the time of the distribution, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of its total liabilities plus (unless the charter permits otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any shareholders who may have preferential rights superior to those receiving the distribution. In addition, financing arrangements that we may enter into in the future may include restrictive covenants that may limit our ability to pay dividends. For additional information regarding restrictions on our and the Bank’s ability to pay dividends, See “Item 1—Business—Supervision and regulation—Holding company regulation—Restrictions on bank holding company dividends” and “Item 1—Business—Supervision and regulation—Bank regulation—Bank dividends” included in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus supplement by reference.

SELLING SHAREHOLDER
When we refer to the “selling shareholder” in this prospectus supplement, we mean Mr. James W. Ayers.
Mr. Ayers is currently our Vice Chairman. In connection with our initial public offering, we entered into a registration rights agreement with Mr. Ayers (the “Registration Rights Agreement”) covering all of his shares of our common stock. Pursuant to the Registration Rights Agreement, we provided Mr. Ayers with certain demand and piggyback registration rights in respect of any registrable shares of our common stock he holds. Pursuant to the Registration Rights Agreement, we filed the Shelf Registration Statement with the SEC to register the resale of all of the shares that Mr. Ayers currently owns. After this offering, Mr. Ayers will continue to have registration rights as it relates to shares of common stock that were owned by him as of our initial public offering (except those sold pursuant to this offering and any previous offerings) or thereafter acquired by him other than through the exercise of options. For a detailed description of the material relationships between Mr. Ayers and the Company within the past three years, please see the section entitled “Certain Relationships and Related Transactions” in our proxy statement on Schedule 14A filed with the SEC on April 7, 2021, which is incorporated into this prospectus supplement by reference. A biography for Mr. Ayers is also included in that proxy statement.
The following table sets forth information with respect to the current beneficial ownership of the selling shareholder, the number of shares of common stock being offered by the selling shareholder pursuant to this prospectus supplement and information with respect to shares to be beneficially owned by the selling shareholder after the completion of this offering. The information included in the following table as to the selling shareholder has been furnished to us by or on behalf of the selling shareholder for inclusion in this prospectus supplement. Beneficial ownership of the shares has been and will be determined in accordance with the rules of the SEC. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power.

Selling Shareholder	Shares of common stock beneficially owned before offering		Shares of common stock offered in offering	Shares of common stock to be beneficially owned after offering
	Number	Percent(1)		Number	Percent(1)(2)
James W. Ayers(3)	13,621,743	28.8%	2,500,000	11,121,743	23.5%
(1)The ownership percentage for the selling shareholder is calculated based on an aggregate of 47,360,950 shares of our common stock issued and outstanding as of June 4, 2021. Such issued and outstanding shares include the shares offered by the selling shareholder pursuant to this prospectus supplement.
(2)Assumes all shares offered by the selling shareholder pursuant to this prospectus supplement are sold in this offering.
(3)The selling shareholder directly owns 13,616,903 shares of our common stock and indirectly owns 4,840 shares of our common stock through Ayers Asset Management, Inc. (“AAM”). None of the shares owned by AAM are being sold pursuant to this prospectus supplement. The selling shareholder is the sole shareholder of AAM. The selling shareholder has sole voting and investment power over the shares owned directly by him and indirectly through AAM.
We are not selling any of the shares described in this prospectus supplement, and, accordingly, will not receive any proceeds from the sale of any of the shares by the selling shareholder. The selling shareholder will receive all of the proceeds from the sale of the shares.
We will bear all of the costs of the selling shareholder associated with the sale of shares in this offering. See “Underwriting” beginning on page S-15 of this prospectus supplement for information regarding underwriting compensation.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of the material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of our common stock applicable to a Non-U.S. Holder (as defined below) that purchases such shares in this offering. This summary applies only to a Non-U.S. Holder that holds our common stock as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of our common stock that is not for U.S. federal income tax purposes any of the following:
•an individual citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury Regulations, to be treated as a United States person.
This summary is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, judicial interpretations of the Code, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as of the date of this prospectus supplement. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought and do not plan to seek any ruling from the IRS with respect to statements made and the conclusions reached in the following discussion, and we cannot assure you that the IRS or a court will agree with such statements and conclusions.
This discussion does not address all aspects of U.S. federal income taxation or any aspects of alternative minimum, estate, gift, state, local, or non-U.S. taxation. In addition, this discussion does not address any aspects of the Medicare contribution tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to particular Non-U.S. Holders that may be subject to special treatment under the U.S. federal income tax laws, including, but not limited to:
•banks, insurance companies or other financial institutions, investment funds, regulated investment companies, or real estate investment trusts;
•tax-exempt organizations or governmental organizations;
•tax-qualified retirement plans;
•brokers, dealers or traders in securities or currencies;
•persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other risk reduction strategy or integrated investment;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons that have elected to use a mark-to-market method of accounting for securities;
•controlled foreign corporations (as defined in Section 957 of the Code), passive foreign investment companies (as defined in Section 1297 of the Code), or corporations that accumulate earnings to avoid U.S. federal income tax;
•certain former citizens or long-term residents of the United States;

•partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•qualified foreign pension funds (as defined in Section 897(l)(2) of the Code) and entities all of the interests of which are held by qualified foreign pension fund.
Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
If a partnership or any other entity or arrangement taxed as a partnership for U.S. federal income tax purposes is a beneficial owner of our common stock, the treatment of a partner in the partnership will generally depend upon the status of the partner of such partnership and the activities of the partnership. Accordingly, partnerships (and entities and arrangements taxed as partnerships) that hold our common stock and owners in such partnerships (or other entities or arrangements taxed as partnerships) are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of acquiring, owning or disposing of our common stock.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.
Dividends
A distribution paid on our common stock will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Amounts that exceed such current and accumulated earnings and profits will be a tax-free return of capital and applied to reduce the Non-U.S. Holder’s adjusted tax basis in our stock, but not below zero. Any excess will be treated as capital gain from the sale or other disposition of our common stock and will be treated as described below under the heading “—Gain on Sale or Other Disposition of Our Common Stock.”
Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder). The facts necessary to determine the extent to which a distribution on our common stock is treated as a dividend may not be known at the time of the distribution. Non-U.S. Holders should therefore expect that a withholding agent will treat the entire amount of a distribution on our common stock as a dividend for purposes of determining the amount required to be withheld on such distribution. A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty to avoid or reduce withholding of U.S. federal income tax for dividends must (a) provide the withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS form) and certify that such holder is eligible for treaty benefits, or (b) if the common stock is held through certain foreign intermediaries, satisfy relevant certification requirements directly or through such intermediaries, as applicable. Such certifications must be provided to the withholding agent before the payment of dividends and must be updated periodically. A Non-U.S. Holder that does not timely furnish required certifications but otherwise qualifies for a reduced treaty rate may obtain a refund of excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to such holder’s permanent establishment or fixed base in the United States), are not subject to U.S. federal withholding tax. Instead, such dividends are subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates as if such holder were a resident of the United States. Effectively connected dividends received by a foreign corporation also may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Certain certification and reporting requirements, including delivery of a properly completed IRS Form W-8ECI (or other applicable IRS form), must be satisfied for effectively connected dividends to be exempt from U.S. federal withholding tax.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties.
Gain on sale or other disposition of our common stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock, unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met; or
•our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period for our common stock (the “relevant period”) and the Non-U.S. Holder (i) disposes of our shares during a calendar year when our shares are not regularly traded on an established securities market during the calendar year in which the disposition occurs or (ii) owned (directly, indirectly, and constructively) more than 5% of our shares at any time during the relevant period.
Gain described under the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates. A Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty).
Gain of a Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by certain U.S. source capital losses, recognized in the taxable year of the disposition of our common stock, provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, generally, we will be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide real property interests and certain business assets, all as determined under the Code and applicable Treasury Regulations. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our worldwide real property interests and other business assets, there can be no assurance that we will not become a USRPHC in the future. Gain described in the third bullet point above generally will be subject to tax on the gain on the disposition of shares as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax will not apply.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information reporting and backup withholding
The relevant payor must report annually to the IRS and to each Non-U.S. Holder the amount of distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions, even if no withholding was required. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a Non-U.S. Holder of dividends or the proceeds of a disposition of our common stock, provided the Non-U.S. Holder furnishes the required certification for its non-U.S. status, such as a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or satisfies certain other requirements to establish an exemption. Backup withholding may apply if the payor has actual knowledge or reason to know that the holder is a U.S. person who is not an exempt recipient.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments made to (a) a foreign financial institutions unless such an institution enters an agreement with the IRS to undertake certain diligence, reporting and withholding obligations with respect to U.S. account holders, or an exemption applies; and (b) certain non-financial foreign entities unless such an entity identifies certain direct and indirect U.S. owners or certifies that it has no substantial U.S. owners, or an exemption applies. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States concerning FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock beginning on January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Under certain circumstances, a Non-U.S. Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by timely filing a United States federal income tax return. Prospective investors should consult their own tax advisors regarding the possible impact of FATCA on their investment in our common stock.
THE SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

UNDERWRITING
The selling shareholder is offering the shares of common stock described in this prospectus supplement through Keefe, Bruyette & Woods, Inc., as sole underwriter of the offering. We have entered into an underwriting agreement with the selling shareholder and the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
Keefe, Bruyette & Woods, Inc.	2,500,000
Total	2,500,000
The underwriter is committed to purchase all the common shares being offered if it purchases any shares.
The underwriter is purchasing the shares of common stock from the selling shareholder at a price of $40.84 per share. The underwriter proposes to offer the shares of common stock for sale from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares of common stock and the price at which the underwriter resells such shares of common stock may be deemed underwriting compensation.
We estimate that the total expenses of this offering, including expenses incurred by the selling shareholder, registration, filing and listing fees, printing fees and legal and accounting expenses will be approximately $750,000. We have agreed to reimburse the underwriter for certain expenses in connection with this offering, up to an aggregate of $150,000. In accordance with Rule 5110 of the Financial Industry Regulatory Authority, Inc., these reimbursed fees and expenses are deemed underwriting compensation for this offering.
A prospectus supplement in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to itself and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that, with limited exceptions, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act (other than a registration statement on Form S-8) relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Keefe, Bruyette & Woods, Inc. for a period of 90 days after the date of this prospectus supplement.
The selling shareholder has agreed that, with limited exceptions, he will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by such selling shareholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock without the prior written consent of Keefe, Bruyette & Woods, Inc. for a period of 90 days after the date of this prospectus supplement.
Our directors and executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of Keefe, Bruyette & Woods, Inc., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers and selling shareholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.
We and the selling shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act. In addition, we and the selling shareholder have agreed to indemnify one another against certain liabilities, including liabilities under the Securities Act.
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriter may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling restrictions
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus, or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a)to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom
In relation to the United Kingdom (“UK”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares of common stock may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a)to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
c)at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of shares of common stock shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or FSMA, in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the common stock being offered by this prospectus supplement will be passed upon by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for Mr. Ayers, as the selling shareholder, by Hogan Lovells US LLP, Washington, District of Columbia. Covington & Burling LLP, New York, New York is acting as counsel for the underwriter in connection with this offering.
EXPERTS
The consolidated financial statements of FB Financial Corporation as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 incorporated in this prospectus supplement by reference from the FB Financial Corporation Current Report on Form 8-K filed with the SEC on June 7, 2021 have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Franklin Financial Network, Inc. as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 incorporated in this prospectus supplement by reference from FB Financial Corporation’s Current Report on Form 8-K/A filed with the SEC on October 30, 2020 have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules of the SEC, this prospectus supplement and the accompanying prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus supplement as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits filed with the registration statement, and the documents that we reference under the caption “Incorporation of Certain Documents by Reference.”
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings, including the complete registration statement of which this prospectus supplement is a part, are available to the public at the SEC’s website at www.sec.gov.
We make available free of charge through our website, which you can find at www.firstbankonline.com under the “Investor Relations” tab, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. The information on our website is not incorporated into or part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference. Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act);
•our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021, including the information in our proxy statement on Schedule 14A filed with the SEC on April 7, 2021 that is incorporated by reference in that Annual Report on Form 10-K;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;
•our Current Reports on Form 8-K filed with the SEC on February 18, 2021, May 4, 2021, May 21, 2021 and June 7, 2021;
•our Amended Current Report on Form 8-K/A filed with the SEC on October 30, 2020;
•the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-37875), filed with the SEC on September 12, 2016, including any amendment or report filed for the purpose of updating such description; and
•all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus supplement.
You should read the information relating to us in this prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement incorporated by reference in this prospectus supplement from an earlier dated document that is inconsistent with a statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement by such statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus supplement.
Any person, including any beneficial owner, to whom this prospectus supplement is delivered may request copies of any of the documents incorporated by reference in this prospectus supplement, without charge, by written or oral request as directed to FB Financial Corporation, c/o Investor Relations, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 or by phone at (615) 564-1212 or our website at www.firstbankonline.com under the “Investor Relations” tab or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” All other information contained on our website is not part of this prospectus supplement. Documents incorporated by reference in this prospectus supplement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

PROSPECTUS
Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Purchase Contracts
Units
Rights
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The securities listed above may be offered and sold by us or by selling shareholders to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of each issuance of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. FB Financial Corporation’s common stock is traded on the New York Stock Exchange (“NYSE”) under the trading symbol “FBK.”
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as a result, are subject to reduced public company disclosure standards. See “Implications of Being an Emerging Growth Company.”
Any securities offered by this prospectus and any accompanying prospectus supplement will be equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.
Investing in these securities involves certain risks. You should carefully read and consider the information referred to under the heading “Risk Factors” beginning on page 6 of this prospectus and set forth in the documents incorporated by reference herein before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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This prospectus is dated June 7, 2021.
S-1

ABOUT THIS PROSPECTUS
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company”, “we”, “us”, “our”, or similar references, mean FB Financial Corporation and our subsidiaries, including our banking subsidiary, FirstBank, on a consolidated basis. References to “FirstBank” or the “Bank” mean our wholly owned banking subsidiary, FirstBank.
This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time this prospectus is used to offer and sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to other public companies. As an emerging growth company:
•we are exempt from the requirement to provide an auditor attestation from our auditors on management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•we may choose not to comply with any new requirements adopted by the Public Company Accounting Oversight Board, or PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our audited financial statements;
•we are permitted to provide less extensive disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosure regarding our executive compensation in this prospectus; and
•we are not required to hold nonbinding advisory votes on executive compensation or golden parachute arrangements.
We may take advantage of these provisions for up to five years from the completion of our initial public offering in September 2016 unless we earlier cease to be an emerging growth company. We will cease to be an emerging growth company if we have more than $1.0 billion in annual gross revenues, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt in a three-year period. We have elected to adopt the reduced disclosure requirements described above regarding our executive compensation arrangements for purposes of the registration statement of which this prospectus is a part. In addition, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our shareholders.
The JOBS Act also permits us an extended transition period for complying with new or revised financial accounting standards affecting public companies until they would apply to private companies. However, we have elected not to take advantage of this extended transition period, which means that the financial statements included or incorporated by reference in this prospectus, as well as any financial statements that we file in the future, will be subject to all new or revised accounting standards generally applicable to public companies. Our election not to take advantage of the extended transition period is irrevocable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information included or incorporated by reference in this prospectus, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the timing, benefits, costs, and synergies of the mergers with Franklin Financial Network, Inc. (the “Franklin merger”) and FNB Financial Corp. (together with the Franklin merger, the “mergers”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expression.
These forward-looking statements are not historical facts, and are based upon current expectations, estimates and/or projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. The inclusion of these forward-looking statements should not be regarded as a representation by us or any other person that such expectations, estimates and/or projections will be achieved. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and that are beyond our control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date of this prospectus, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which we operate and/or the U.S. economy generally;
•the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, as well as the efficacy, distribution, and public adoption of vaccines;
•changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations;
•our ability to effectively manage problem credits;
•the risk that the cost savings and any revenue synergies from the mergers or another acquisition may not be realized or may take longer than anticipated to be realized;
•the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the mergers;
•FB Financial’s ability to successfully execute its various business strategies;
•the impact of the recent change in the U.S. presidential administration and Congress and any resulting impact on economic policy, capital markets, federal regulation, and the response to the COVD-19 pandemic;
•the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR;
•the effectiveness of our cyber security controls and procedures to prevent and mitigate attempted intrusions;

•the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security;
•general competitive, economic, political, and market conditions; and
•other factors and risks described under the “Risk Factors” section of this prospectus and in Part II, Item 1A of our most recently filed Annual Report on Form 10-K under the caption “Risk Factors.”
The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk factors” and “Management’s discussion and analysis of financial condition and results of operations” included in our most recently filed Annual Report on Form 10-K and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date the statement is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us.

THE COMPANY
The following is a brief summary of our business. It does not contain all of the information that may be important to you. Before you decide to purchase any of our securities, you should read carefully this entire prospectus and any accompanying prospectus supplement, along with any other information we refer to in, or incorporate by reference into, this prospectus and accompanying prospectus supplement.
We are a financial holding company headquartered in Nashville, Tennessee. We operate primarily through our wholly owned bank subsidiary, FirstBank, the third largest bank headquartered in Tennessee, based on total assets. FirstBank provides a comprehensive suite of commercial and consumer banking services to clients in select markets in Tennessee, North Alabama, Southern Kentucky, and North Georgia. As of March 31, 2021, our footprint included 81 full-service branches serving the following Tennessee Metropolitan Statistical Areas: Nashville, Chattanooga (including North Georgia), Knoxville, Memphis, and Jackson in addition to Bowling Green, Kentucky and Florence and Huntsville, Alabama. We also provide banking services to 16 community markets throughout Tennessee and North Georgia. FirstBank also provides mortgage banking services utilizing its bank branch network and mortgage banking offices strategically located throughout the southeastern United States in addition to a national internet delivery channel.
We operate through two segments, Banking and Mortgage. We generate most of our revenue in our Banking segment from interest on loans and investments, loan-related fees, trust and investment services and deposit-related fees. Our primary source of funding for our loans is customer deposits, and, to a lesser extent, unsecured credit lines, Federal Home Loan Bank advances, brokered and internet deposits, and other borrowings. We generate most of our revenue in our Mortgage segment from origination fees and gains on sales in the secondary market of mortgage loans that we originate through our retail and online ConsumerDirect channels, as well as from mortgage servicing revenues.
On February 14, 2020, we completed our acquisition of FNB Financial Corp., a Kentucky corporation, and its wholly owned banking subsidiary, Farmers National Bank of Scottsville (collectively, “Farmers National”). As of the closing date, Farmers National had total assets of $258.2 million, total loans of $182.2 million and total deposits of $209.5 million.
On August 15, 2020, we completed our acquisition of Franklin Financial Network, Inc., a Tennessee corporation, and its wholly owned subsidiaries (collectively, “Franklin Financial”). As of the closing date, Franklin Financial had total assets of $3.63 billion, total loans of $2.79 billion and total deposits of $3.12 billion.
As of March 31, 2021, we had total assets of $11.9 billion, total loans held for investment of $7.0 billion, total deposits of $10.3 billion, and shareholder’s equity of $1.3 billion.
Our principal executive office is located at 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, and our telephone number is (615) 564-1212. Through FirstBank, we maintain an Internet website at www.firstbankonline.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

RISK FACTORS
Our operations are subject to a number of risks. When considering an investment in our securities, you should carefully read and consider the risk factors included in our most recent annual report on Form 10-K as supplemented by our quarterly reports on Form 10-Q and other reports we file with the SEC, each of which is incorporated herein by reference, and those specific risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of the events described in those risk factors actually occurs, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. See “Where You Can Find More Information”.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of any securities offered by us as set forth in the applicable prospectus supplement. We will not receive any proceeds from the resale of shares of common stock by selling shareholders under this prospectus or any supplement to it.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of our common stock, preferred stock, senior and subordinated debt securities, depositary shares, purchase contracts, units, warrants and rights that we and, in the case of our common stock, the selling shareholders may offer from time to time. These summary descriptions are not meant to be complete descriptions of such securities. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock and the material provisions of our amended and restated charter and amended and restated bylaws and other agreements to which we and our shareholders are parties. The following is only a summary and is qualified by applicable law and by the provisions of the amended and restated certificate of incorporation and amended and restated bylaws and other agreements, copies of which are available as set forth under the caption entitled “Where you can find more information.”
General
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $1.00 per share, and 7,500,000 shares of preferred stock, no par value.
Common stock
Common stock outstanding.    As of June 4, 2021 there were 47,360,950 shares of common stock outstanding. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.
Voting rights.    The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders, and are not entitled to cumulative voting in the election of directors. At any meeting of the shareholders, the holders of a majority of the outstanding stock of the Company then having voting rights, present in person or by proxy, shall constitute a quorum for all purposes. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceeds the votes cast opposing the action, unless otherwise provided by the charter or bylaws.
Dividend rights.    Subject to the rights that may be applicable to any outstanding preferred stock and all other classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.
In addition, as a bank holding company, any dividends paid by us are subject to various federal and state regulatory limitations and also may be subject to the ability of the Bank to make distributions or pay dividends to us. The Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us. Our ability to pay dividends is limited by minimum capital and other requirements prescribed by law and regulation. Furthermore, we are generally prohibited under Tennessee corporate law from making a distribution to a shareholder to the extent that, at the time of the distribution, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of its total liabilities plus (unless the charter permits otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any shareholders who may have preferential rights superior to those receiving the distribution. In addition, financing arrangements that we may enter into in the future may include restrictive covenants that may limit our ability to pay dividends.
Rights upon liquidation. In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of our preferred stock.

Preferred stock
General
Our board of directors has the authority to issue preferred stock from time to time in one or more series and to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. At present, the Company has no shares of preferred stock outstanding.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The authority of the board of directors with respect to each such series includes, among others:
•the number of shares constituting the series;
•general or specific voting rights;
•preferential liquidation rights;
•preferential cumulative or noncumulative dividend rights;
•redemption or put rights; and
•conversion rights.
We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:
•adversely affect the voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;
•discourage an unsolicited proposal to acquire us; or
•facilitate a particular business combination involving us.
Terms contained in the prospectus supplement.
The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other designations, preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:
•the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;
•the initial public offering price at which we will issue the preferred stock;
•whether the shares will be listed on any securities exchange;
•the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;
•any voting rights;
•any conversion rights;
•any redemption or sinking fund provisions;

•the amount of liquidation preference per share; and
•any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.
The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.
Election and removal of directors
Our board of directors will consist of between one and fifteen directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The exact number of directors will be fixed from time to time by resolution of our board of directors. Our bylaws provide that shareholders may remove any director, with cause only, by the affirmative vote of the holders of a majority of the issued and outstanding stock of the Company then having voting rights at a shareholder meeting called for that purpose.
Pursuant to the shareholder’s agreement that we entered into with Mr. Ayers in connection with our initial public offering, Mr. Ayers has certain rights to designate directors to our board of directors. See the “Shareholder’s Agreement and Board Designation Rights” section of our proxy statement on Schedule 14A filed with the SEC on April 7, 2021, which section is incorporated by reference in this prospectus.
Advance notice for shareholder proposals or making nominations at meetings
Our bylaws establish an advance notice procedure for shareholder proposals to be brought before a meeting of our shareholders and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, only such business may be conducted at a meeting of shareholders as has been brought before the meeting by, or at the direction of, our board of directors or an authorized committee thereof, the Chairman of our board of directors, our Chief Executive Officer, or by a shareholder who has given to our Secretary timely written notice in proper form, of the shareholder’s intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. Only persons who are selected and recommended by our board of directors, or the committee of our board of directors designated to make nominations, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.
To be timely, notice of nominations or other business to be brought before any meeting must be delivered to our principal executive offices and within the following time periods:
(i)in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us; and
(ii)in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier that the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.
The notice of any shareholder proposal or nomination for election as director must set forth various information required under the bylaws. The person submitting the notice of nomination and any person acting in concert with such person must provide, among other things, the name and address under which they appear on our books (if they so appear) and the class and number of shares of our capital stock that are beneficially owned by them.
Amendment of charter and bylaws
Under the Tennessee Business Corporation Act (“TBCA”), our charter generally may not be amended without shareholder approval. Except as provided in the charter and subject to the voting rights, any amendment to our charter submitted for shareholder approval at a shareholders’ meeting is generally approved if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Our charter provides that certain provisions of our charter may only be amended upon the affirmative vote of the holders of at least 80% of our issued and outstanding voting stock.
Our shareholders may amend our bylaws only upon the affirmative vote of the holders of at least 80% of our issued and outstanding voting stock. Additionally, our board of directors may amend our bylaws upon the affirmative vote of a majority of the directors then in office, unless a bylaw provision approved by our shareholders expressly provides that any such bylaw may not be amended or repealed by our board of directors or unless the TBCA or our charter provides otherwise.
Ownership limitation
The Company is a bank holding company. A holder of common stock (or group of holders acting in concert) that (i) directly or indirectly owns, controls or has the power to vote more than 5% of the total voting power of the Company, (ii) directly or indirectly owns, controls or has the power to vote 10% or more of any class of voting securities of the Company, if certain presumptions are not rebutted, (iii) directly or indirectly owns, controls or has the power to vote 25% or more of any class of voting securities, (iv) owns a combination of voting and non-voting securities representing one-third or more of the total equity of the Company, or (vi) is otherwise deemed to “control” the Company under applicable regulatory standards may be subject to important restrictions, such as prior regulatory notice or approval requirements and applicable provisions of the FDIC Policy Statement.
Special meetings
Under our bylaws, only the Chairman of our board of directors, our Chief Executive Officer, or a majority of directors then in office may call special meetings of the shareholders. Our shareholders are not permitted to call special meetings of the shareholders.
Limitation of liability of directors and officers
The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation. Our charter provides that the Company shall, to the fullest extent permitted by the TBCA, indemnify its directors and officers, and may indemnify all other persons whom it has the power to indemnify under the TBCA. The right of any director or officer of the Company to indemnification conferred in our charter shall also include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Tennessee law.
Anti-takeover effects of some provisions
Some provisions of our charter and bylaws could make more difficult the removal of our incumbent officers and directors. These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
Our charter provides that our board of directors may issue “blank check” preferred stock without shareholder approval. Some of the rights and preferences of these shares of preferred stock would be superior to the rights and preferences of shares of our common stock. Accordingly, the issuance of new shares of preferred stock may adversely affect the rights of the holders of shares of our common stock.
Anti-takeover provisions in the TBCA
In addition to certain of the provisions in our charter discussed above, the State of Tennessee has adopted statutes that can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares of our common stock.
The Tennessee Control Share Acquisition Act generally provides that, except as stated below, “control shares” will not have any voting rights. Control shares are shares acquired by a person under certain circumstances which, when added to their shares owned, would give such person effective control over one-fifth or more, or a majority of all voting power (to the extent such acquired shares cause such a person to exceed one-fifth or one-third of all voting power) in the election of a Tennessee corporation’s directors. However, voting rights will be restored to control shares by resolutions approved by the affirmative vote of the holders of a majority of the corporation’s voting stock, other than shares held by the owner of the control shares. If voting rights are granted to control shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at fair value.
The Tennessee Control Share Acquisition Act is not applicable to us because our charter does not contain a specific provision “opting in” to the act, as is required.
The Tennessee Investor Protection Act provides that unless a Tennessee corporation’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within the preceding year, may make a takeover offer for any class of equity security of the offeree company if after completion the offeror would be a beneficial owner of more than 10% of any class of outstanding equity securities of the company unless the offeror, before making such purchase: (1) makes a public announcement of his or her intention with respect to changing or influencing the management or control of the offeree company; (2) makes a full, fair and effective disclosure of such intention to the person from whom he or she intends to acquire such securities; and (3) files with the Tennessee Commissioner of Commerce and Insurance, or Commissioner, and the offeree company a statement signifying such intentions and containing such additional information as may be prescribed by the Commissioner.

The offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a takeover offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If the takeover offer is for less than all the outstanding equity securities of any class, such an offer must also provide for acceptance of securities pro rata if the number of securities tendered is greater than the number the offeror has offered to accept and pay for. If such an offeror varies the terms of the takeover offer before its expiration date by increasing the consideration offered to offerees, the offeror must pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.
The Tennessee Investor Protection Act does not apply to us, as it does not apply to bank holding companies subject to regulation by a federal agency and does not apply to any offer involving a vote by holders of equity securities of the offeree company.
The Tennessee Business Combination Act generally prohibits a “business combination” by a company or any of our subsidiaries with an “interested shareholder” within five years after the shareholder becomes an interested shareholder. The company or any of its subsidiaries can, however, enter into a business combination within that period if, before the interested shareholder became such, the company’s board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder. After that five-year moratorium, the business combination with the interested shareholder can be consummated only if it satisfies certain fair price criteria or is approved by two-thirds of the other shareholders.
For purposes of these provisions of the Tennessee Business Combination Act, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An “interested shareholder” is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of our stock.
The Tennessee Greenmail Act applies to a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Under the Tennessee Greenmail Act, a company may not purchase any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the company or the company makes an offer, or at least equal value per share, to all shareholders of such class.
Listing and trading market for common stock
Our common stock is listed on the NYSE under the symbol FBK.
Transfer agent and registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.
The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of   “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.
General
As provided in a supplemental indenture, officers' certificate or board resolution, the particular terms of each series of debt securities will be adopted pursuant to authority granted by our board of directors, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
•the title of the debt securities;
•the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;
•whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”
•any limit on the aggregate principal amount of the debt securities;
•the date(s) when principal payments are due on the debt securities;
•the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;
•the place(s) where principal of, premium and interest on the debt securities will be payable, if by wire transfer, mail or other means, where the debt securities may be surrendered for registration or exchange and where notices and demands in respect of the debt securities may be served;
•provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;
•the denominations in which the debt securities will be issued, if other than minimum denominations of  $1,000 and any integral multiple of $1,000 in excess thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;
•any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•any other specific terms of such debt securities.
In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officers' certificate, board resolution or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.
Certificated Debt Securities
You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.
Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat DTC as the holder of a debt security and/or any persons specified in a written statement of the depositary with respect to that global debt security.
All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”
We will issue certificated debt securities in exchange for beneficial interests in each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.
We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants
The applicable prospectus supplement will describe any covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:
•we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•certain other conditions are met.
Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events unless in the establishing board resolution, supplemental indenture or officers' certificate, it is provided that such series of debt securities shall not have the benefit of said event of default:
•default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);
•default in the payment when due of principal of any debt security of that series;
•default in the deposit when due of any sinking fund payment in respect of any debt security of that series;
•default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•certain events of bankruptcy, insolvency or reorganization involving us.
The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-

payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Each indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;
•the holders of not less than 25.0% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered indemnity of security satisfactory to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days; and
•certain other conditions are met.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Modification and Waiver
We may amend or supplement the indenture or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;
•reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. In certain circumstances, the indenture can be amended without the consent of the holders. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act), and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or
•a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).
We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.
No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness as described in the indenture.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.
Certain Definitions
“Indebtedness” means:
(1)all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services);
(2)all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;
(3)all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;
(4)all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property;
(5)all obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;
(6)all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise), to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
(7)any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by us; and
(8)any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.
“Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, additional amounts, if any, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
•indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and
•our indebtedness to any of our majority-owned subsidiaries.
Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below will apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.
Description of Depositary Shares
We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.
Withdrawal of Preferred Stock
A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.
Dividends and Other Distributions
Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.
Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.
Voting Rights
Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.
Conversion or Exchange
The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.
The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only surrendering part of the depositary shares represented by a depositary receipt for conversion, new depositary receipts will be issued for any depositary shares that are not surrendered.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement will automatically terminate if:
•all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;
•each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or
•a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.
Charges of Depositary and Expenses
We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement may limit our obligations and the obligations of the depositary. It may also limit our liability and the liability of the depositary as follows:
•We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;
•We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;
•We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;
•We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and
•We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.
In the deposit agreement, we may agree to indemnify the depositary under certain circumstances.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS
We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of debt or equity securities at a future date or dates. The consideration for such securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and other securities. These contracts, and the holders’ obligations to purchase our securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that may mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve Board. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the applicable prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF WARRANTS
General
We may issue warrants in one or more series to purchase common stock, preferred stock, senior debt securities, subordinated debt securities, other securities or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If applicable, the warrant agent would act solely as our agent in connection with the warrants of such series and would not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and a description of the applicable warrant agreement will be provided in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
•the title of the warrants;
•the total number of warrants to be issued;
•the consideration for which we will issue the warrants, including the applicable currency or currencies;
•anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;
•the designation and terms of the underlying securities purchasable upon exercise of the warrants;
•the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the procedures and conditions relating to the exercise of the warrants;
•whether the warrants will be in registered or bearer form;
•information with respect to book-entry registration and transfer procedures, if any;
•the minimum or maximum amount of warrants which may be exercised at any one time;
•the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•the date on and after which the warrants and securities issued with the warrants will be separately transferable;
•a discussion of material United States federal income tax considerations;
•the identity of any warrant agent; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Tennessee.

DESCRIPTION OF RIGHTS
The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement.
General
We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or share of a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.
Exercise Price
Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.
The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.
Expiration of Rights
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.
We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.
Withdrawal and Termination
We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.
Regulatory Limitations
We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

SELLING SHAREHOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling shareholder named in a prospectus supplement. We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to add secondary sales of shares of our common stock by any selling shareholder by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. Selling shareholders may resell all, a portion or none of their shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will pay all expenses incurred with respect to registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholder(s), the amount of securities to be registered and sold and any other terms of the securities being sold by the selling shareholder(s).

PLAN OF DISTRIBUTION
We or the selling shareholders may sell the securities in one or more of the following ways (or in any combination) from time to time:
•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser; or
•through agents.
Any selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of common stock covered by this prospectus.
Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will state the terms of the offering of the securities, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of such securities and the proceeds to be received by us, if any;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any initial public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Shares of common stock may also be exchanged for satisfaction of the selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
If we, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•negotiated transactions,
•at a fixed public offering price or prices, which may be changed,
•at market prices prevailing at the time of sale,
•at prices related to prevailing market prices or
•at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities directly or through agents from time to time. The selling shareholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and its affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus is being passed upon by counsel of the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of FB Financial Corporation as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 incorporated in this Prospectus by reference from the FB Financial Corporation Current Report on Form 8-K filed with the SEC on June 7, 2021 have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Franklin Financial Network, Inc. as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 incorporated in this Prospectus by reference from FB Financial Corporation’s Current Report on Form 8-K/A filed with the SEC on October 30, 2020 have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.firstbankonline.com under the “Investor Relations” tab. Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021, including the information in our proxy statement on Schedule 14A filed with the SEC on April 7, 2021 that is incorporated by reference in that Annual Report on Form 10-K;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;
•our Current Reports on Form 8-K filed with the SEC on February 18, 2021, May 4, 2021 and May 21, 2021 and June 7, 2021;
•our Amended Current Report on Form 8-K/A filed with the SEC on October 30, 2020;
•the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-37875), filed with the SEC on September 12, 2016, including any amendment or report filed for the purpose of updating such description; and
•all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.
You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus.
Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of any of the documents incorporated by reference in this prospectus, without charge, by written or oral request as directed to FB Financial Corporation, c/o Investor Relations, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 or by phone at (615) 564-1212 or our website at www.firstbankonline.com under the “Investor Relations” tab or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” All other information contained on our website is not part of this prospectus. Documents incorporated by reference in this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

2,500,000 Shares
Common Stock

PROSPECTUS
June 8, 2021